EXHIBIT 23.3
CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Registration Statement of Midwest Banc Holdings, Inc. on Form S-4 filed with the Securities and Exchange Commission of our report dated February 8, 2006 on the consolidated financial statements of Royal American Corporation and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Oak Brook, Illinois
March 27, 2006